Exhibit 99

News Release

First Regional	1801 Century Park East	Jack A. Sweeney
Bancorp	Century City, California 90067	Board Chairman
	Telephone (310) 552-1776	Chief Executive Officer
Facsimile (310) 552-1772

IMMEDIATE RELEASE

FIRST REGIONAL REPORTS MAJOR FIRST QUARTER INCREASES

•                  First quarter net income increases 215% from the comparable 2004 quarter

•                  Total assets register a 59% increase to a new high

•                  Total deposits advance by 51%

•                  Net loans rise by 56%

CENTURY CITY, CALIFORNIA, APRIL 7, 2005 – First Regional Bancorp (Nasdaq: FRGB) posted major increases in operating results during the first quarter of 2005.

For the three months ended March 31, 2005, First Regional’s net income totaled $5,242,000 or $1.12 per share (diluted) compared to $1,662,000 or $0.50 per share (diluted) for the corresponding quarter a year ago.  Total assets rose to $1,366,564,000 at March 31, 2005 from $857,797,000 on the same date in 2004.  Over the same period, deposits grew to $1,099,046,000 from $728,502,000, while net loans advanced to $1,237,975,000 from $791,629,000.

In commenting on the results, Jack A. Sweeney, chairman and chief executive officer, said:  “First Regional’s first quarter results represent an excellent start to the new year.  Our first quarter net income more than tripled from that of the same period in 2004.  The efforts of the entire First Regional team allowed us to maintain our exceptional growth in all areas of our operations during the first quarter.

“First Regional has continued to benefit from the growing strength of the California economy, and we have profited by continuously improving our operational efficiency and economies of scale.  In addition, the actions of the Federal Reserve Board to gradually increase interest rates over the past several months have had a positive effect on First Regional’s operating margins.

“While the immediate situation appears stable, as always there remains a great deal of uncertainty regarding future economic conditions.  Fortunately, we believe First Regional is well equipped to deal with any challenges which may emerge.  We will continue to implement our proven business plan, and prudently pursue the expansion of our client base, which has been the foundation of our current success.

First Regional Bancorp is a bank holding company headquartered in Century City, California.  Its subsidiary, First Regional Bank, specializes in providing businesses and professionals with the management expertise of a major bank and the personalized service of an independent.

(over)

CONSOLIDATED STATEMENTS OF CONDITION (UNAUDITED)

	(000’s omitted)
As of March 31	2005	2004

ASSETS:
Cash and due from banks	$61,184	$39,327
Investment securities	18,328	4,870
Funds sold	12,450	0
Federally guaranteed loans	5,464	8,642
Other loans, net	1,232,511	782,987
Premises and equipment	3,632	1,965
Other real estate owned	0	0
Other assets	32,995	20,006

Total assets	$1,366,564	$857,797

LIABILITIES AND CAPITAL:
Demand deposits	$428,534	$254,515
Savings deposits	35,513	35,608
Money market deposits	463,816	295,391
Time deposits	171,183	142,988

Total deposits	1,099,046	728,502

Funds purchased	0	0
Federal Home Loan Bank advances	130,000	32,500
Subordinated debentures	41,238	35,619
Other liabilities	13,222	8,227

Total liabilities	1,283,506	804,848

Stated capital	47,809	32,343
Retained earnings	35,251	20,606
Net unrealized gains (losses) on available-for-sale securities	(2)	0

Total capital	83,058	52,949

Total liabilities and capital	$1,366,564	$857,797

Book value per share outstanding	$20.72	$15.44

Total shares outstanding	4,008,339	3,429,559

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	(000’s omitted)
	Three Months Ended
	March 31
	2005	2004

Interest and fees on loans	$20,454	$10,663
Interest on funds sold	102	33
Interest on securities	37	16

Revenue from earning assets	20,593	10,712

Interest on deposits	2,231	992
Interest on subordinated debentures	525	375
Interest on FHLB advances	694	145
Interest on funds purchased	0	1

Cost of funds	3,450	1,513

	17,143	9,199

Provision for loan losses	1,200	887

Net revenue from earning assets	15,943	8,312

Other revenue	1,481	1,319

Salaries and related benefits	5,317	4,534
Occupancy expense	796	425
Other operating expenses	2,209	1,882

Total operating expenses	8,322	6,841

Income before provision for taxes	9,102	2,790

Provision for income taxes	3,860	1,128

Net income	5,242	$1,662

	(000’s omitted)
	Three Months Ended
	March 31
	2005	2004

Net income per share
Basic	$1.31	$0.59
Diluted	$1.12	$0.50

Average shares outstanding	4,001,010	2,828,975
Diluted average shares	4,666,451	3,573,958

Average Equity	$80,528	$37,170
Average Assets	$1,283,563	$819,845
Return on Average Equity (%)	26.40	17.93
Return on Average Assets (%)	1.66	0.81
Efficiency Ratio (%)	44.68	65.04
Number of Employees	188	166
Assets per Employee (000s)	$7,269	$5,167

CREDIT QUALITY

Beginning Reserve for Loan Losses (000s)	$11,825	$7,660
Loan Loss Provisions	1,200	887
Loan Recoveries	130	113
Loan Chargeoffs	0	0
Net Change in Allowance for Unfunded Loan Commitments	200	-1
Ending Reserve for Loan Losses (000s)	$13,355	$8,659

Nonperforming Assets (000s)	$603	$651
Nonperforming Assets / Gross Loans (%)	0.05	0.08
Reserve for Loan Losses / Nonperforming Assets (%)	2214.76	1330.11
Reserve for Loan Losses / Gross Loans (%)	1.07	1.08

	(000’s Omitted) For the Three Months Ended March 31,
	2005			2004
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost (%)	Balance	Interest	Yield/Cost (%)

Gross Loans	$1,181,306	$20,454	7.02	$746,457	$10,663	5.73
Funds Sold	17,572	102	2.35	13,898	33	0.95
Investment Securities	7,671	37	1.96	6,580	16	0.98
Total Earning Assets	$1,206,549	$20,593	6.92	$766,935	$10,712	5.66

Deposits	$1,044,486	$2,231	0.87	$694,903	$992	0.57
Federal Home Loan Bank Advances	111,821	694	2.52	53,489	145	1.09
Subordinated Debentures	41,238	525	5.16	29,204	375	5.15
Funds Purchased	91	0	0.00	397	1	1.01
Total Bearing Liabilities	$1,197,636	$3,450	1.17	$777,993	$1,513	0.79

Net Interest Spread (1)			5.75			4.88

Net Interest Margin (2)			5.70			4.81

(1) Net interest spread represents the average yield earned on Earning Assets less the average cost of Bearing Liabilities.

(2) Net interest margin represents Net Interest Income divided by average Earning Assets.

This report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical fact, included herein may constitute forward-looking statements.  Although First Regional believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Important factors that could cause actual results to differ materially from First Regional’s expectations include fluctuations in interest rates, inflation, government regulations, and economic conditions and competition in the geographic and business areas in which First Regional conducts its operations.